Exhibit 99.2

VOLUME SUBMITTER

DEFINED CONTRIBUTION PLAN

(PROFIT SHARING/401(K) PLAN)

A FIDELITY VOLUME SUBMITTER PLAN

Adoption Agreement No. 001

For use With

Fidelity Basic Plan Document No. 14

Plan Number 19473	19473-1250021244
Fidelity Advisor 401(k) Program
Volume Submitter Defined Contribution Plan

© 2008 FMR Corp.

All rights reserved.

TABLE OF CONTENTS

1.01	PLAN INFORMATION	2
1.02	EMPLOYER	3
1.03	TRUSTEE	3
1.04	COVERAGE	3
1.05	COMPENSATION	8
1.06	TESTING RULES	9
1.07	DEFERRAL CONTRIBUTIONS	10
1.08	EMPLOYEE CONTRIBUTIONS (AFTER-TAX CONTRIBUTIONS)	14
1.09	ROLLOVER CONTRIBUTIONS	14
1.10	QUALIFIED NONELECTIVE EMPLOYER CONTRIBUTIONS	14
1.11	MATCHING EMPLOYER CONTRIBUTIONS	14
1.12	NONELECTIVE EMPLOYER CONTRIBUTIONS	18
1.13	EXCEPTIONS TO CONTINUING ELIGIBILITY REQUIREMENTS	21
1.14	RETIREMENT	21
1.15	DEFINITION OF DISABLED	21
1.16	VESTING	22
1.17	PREDECESSOR EMPLOYER SERVICE	23
1.18	PARTICIPANT LOANS	23
1.19	IN-SERVICE WITHDRAWALS	23
1.20	FORM OF DISTRIBUTIONS	24
1.21	TIMING OF DISTRIBUTIONS	26
1.22	TOP-HEAVY STATUS	27
1.23	CORRECTION TO MEET 415 REQUIREMENTS UNDER MULTIPLE DEFINED CONTRIBUTION PLANS	28
1.24	INVESTMENT DIRECTION	28
1.25	ADDITIONAL PROVISIONS	29
1.26	SUPERSEDING PROVISIONS	29
1.27	RELIANCE ON ADVISORY LETTER	29
1.28	ELECTRONIC SIGNATURE AND RECORDS	29
1.29	VOLUME SUBMITTER INFORMATION	29
EXECUTION PAGE		30
EXECUTION PAGE		31
IN-SERVICE WITHDRAWALS ADDENDUM		32
ADDITIONAL PROVISIONS ADDENDUM		33
EFFECTIVE DATES FOR INTERIM LEGAL COMPLIANCE SNAP OFF ADDENDUM		34

Plan Number 19473	19473-1250021244
Fidelity Advisor 401(k) Program
Volume Submitter Defined Contribution Plan

© 2008 FMR Corp.

All rights reserved.

ADOPTION AGREEMENT

ARTICLE 1

PROFIT SHARING/401(K) PLAN

1.01	PLAN INFORMATION

(a)	Name of Plan:

This is the Exelixis, Inc. 401(k) Plan (the “Plan”)

(b)	Type of Plan:

(1) ☐	401(k) Only

(2) ☑	401(k) and Profit Sharing

(3) ☐	Profit Sharing Only

(c)	Administrator Name (if not the Employer):

Exelixis, Inc.

Investment Review Committ

(d)	Plan Year End (month/day): 12/31

(e)	Three Digit Plan Number: 001

(f)	Limitation Year (check one):

(1) ☐	Calendar Year

(2) ☑	Plan Year

(3) ☐	Other:

(g)	Plan Status (check appropriate box(es)):

(1)	Adoption Agreement Effective Date: 10/01/2009

Note: The effective date specified above must be after the last day of the 2001 Plan Year.

(2)	The Adoption Agreement Effective Date is:

(A) ☐	A new Plan Effective Date

(B) ☑	An amendment Effective Date (check one):

(i) ☐	an amendment and restatement of this Basic Plan Document No. 14 and its Adoption Agreement previously executed by the Employer;

(ii) ☑	a conversion from Fidelity Basic Plan Document No. 12 and its Adoption Agreement to Basic Plan Document No. 14 and its Adoption Agreement; or

(iii) ☐	a conversion to Basic Plan Document No. 14 and its Adoption Agreement.

The original effective date of the Plan: 2/1/1998

(3) ☐	Special Effective Dates. Certain provisions of the Plan shall be effective as of a date other than the date specified in Subsection 1.01(g)(1) above. Please complete the Special Effective Dates Addendum to the Adoption Agreement indicating the affected provisions and their effective dates.

Plan Number 19473	19473-1250021244
Fidelity Advisor 401(k) Program
Volume Submitter Defined Contribution Plan

© 2008 FMR Corp.

All rights reserved.

(4) ☐	Plan Merger Effective Dates. Certain plan(s) were merged into the Plan on or after the date specified in Subsection 1.01(g)(l) above. The merged plans are listed in the Plan Mergers Addendum. Please complete the appropriate subsection(s) of the Plan Mergers Addendum to the Adoption Agreement indicating the plan(s) that have merged into the Plan and the effective date(s) of such merger(s).

(5) ☐	Frozen Plan. The Plan is currently frozen. Unless the Plan is amended in the future to provide otherwise, no further contributions shall be made to the Plan. Plan assets will continue to be held on behalf of Participants and their Beneficiaries until distributed in accordance with the Plan terms. (If this provision is selected, it will override any conflicting provision selected in the Adoption Agreement.)

Note: While the Plan is frozen, no further contributions, including Deferral Contributions, Employee Contributions, and Rollover Contributions, may be made to the Plan and no employee who is not already a Participant in the Plan may become a Participant.

1.02	EMPLOYER

(a)	Employer Name: Exelixis, Inc.

(1)	Employer’s Tax Identification Number: 04-3257395

(2)	Employer’s fiscal year end: 12/31

(b)	The term “Employer” includes the following participating employers (choose one):

(1) ☑	No other employers participate in the Plan.

(2) ☐	Certain other employers participate in the Plan. Please complete the Participating Employers Addendum.

1.03	TRUSTEE

(a)	Trustee Name:	Fidelity Management Trust Company

	Address:	82 Devonshire Street

Boston, MA 02109

1.04	COVERAGE

All Employees who meet the conditions specified below shall be eligible to participate in the Plan:

(a)	Age Requirement (check one):

(1) ☐	no age requirement.

(2) ☑	must have attained age: 21 (not to exceed 21).

(b)	Eligibility Service Requirement(s) - There shall be no eligibility service requirements for contributions to the Plan unless selected below for the following contributions:

(1) ☐	For Deferral Contributions, Employee Contributions, and Qualified Nonelective Employer Contributions, Employees must meet the following service requirement (select one):

Plan Number 19473	19473-1250021244
Fidelity Advisor 401(k) Program
Volume Submitter Defined Contribution Plan

© 2008 FMR Corp.

All rights reserved.

(A) ☐	(not to exceed 365) days of Eligibility Service requirement (no minimum Hours of Service can be required).

(B) ☐	(not to exceed 12) months of Eligibility Service requirement (no minimum Hours of Service can be required).

(C) ☐	one year of Eligibility Service requirement (at least (not to exceed 1,000) Hours of Service are required during the Eligibility Computation Period).

(2) ☐	For Nonelective Employer Contributions, Employees must meet the following service requirement (select one):

(A) ☐	(not to exceed 730) days of Eligibility Service requirement (no minimum Hours of Service can be required).

(B) ☐	(not to exceed 24) months of Eligibility Service requirement (no minimum Hours of Service can be required).

(C) ☐	one year of Eligibility Service requirement (at least (not to exceed 1,000) Hours of Service are required during the Eligibility Computation Period).

(D) ☐	two years of Eligibility Service requirement (at least (not to exceed 1,000) Hours of Service are required during each Eligibility Computation Period).

(3) ☐	For Matching Employer Contributions, Employees must meet the following service requirement (select one):

(A) ☐	(not to exceed 730) days of Eligibility Service requirement (no minimum Hours of Service can be required).

(B) ☐	(not to exceed 24) months of Eligibility Service requirement (no minimum Hours of Service can be required).

(C) ☐	one year of Eligibility Service requirement (at least (not to exceed 1,000) Hours of Service are required during the Eligibility Computation Period).

(D) ☐	two years of Eligibility Service requirement (at least (not to exceed 1,000) Hours of Service are required during each Eligibility Computation Period).

Note: If the Employer selects an Eligibility Service requirement of more than 365 days in Option 1.04(b)(2)(A) or 1.04(b)(3)(A) or 12 months in Option 1.04(b)(2)(B) or 1.04(b)(3)(B) or the two year Eligibility Service requirement in Option 1.04(b)(2)(D) or 1.04(b)(3)(D), then contributions subject to such Eligibility Service requirement must be 100% vested when made.

Note: If different eligibility requirements are selected for Deferral Contributions in Subsection 1.04(a)(1) or 1.04(b)(1) than for Employer Contributions and a more stringent eligibility requirement is elected in Subsection 1.04(a) or (b) either (1) with respect to Matching Employer Contributions and Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, is selected or (2) with respect to Nonelective Employer Contributions and Option 1.12(a)(3), 401(k) Safe Harbor Formula, is selected, then the Plan may be disaggregated for testing purposes as described in Section 6.09 of the Basic Plan Document. If a more stringent eligibility requirement is elected in Subsection 1.04(a) or (b) for Nonelective Employer Contributions than for Matching Employer Contributions and Option 1.12(a)(3), 401(k) Safe Harbor Formula, is selected for Nonelective Employer Contributions, then Matching Employer Contributions may be similarly disaggregated.

Plan Number 19473	19473-1250021244
Fidelity Advisor 401(k) Program
Volume Submitter Defined Contribution Plan

© 2008 FMR Corp.

All rights reserved.

Note: If different eligibility requirements are selected for Deferral Contributions in Subsection 1.04(a)(1) or 1.04(b)(1) than for Employer Contributions and the Plan becomes a “top-heavy plan,” the Employer may need to make a minimum Employer Contribution on behalf of non-key Employees who have satisfied the eligibility requirements for Deferral Contributions and are employed on the last day of the Plan Year, but have not satisfied the eligibility requirements for Employer Contributions.

(c)	Eligibility Computation Period – The Eligibility Computation Period is the 12-consecutive-month period beginning on an Employee’s Employment Commencement Date and each 12-consecutive-month period beginning on an anniversary of his Employment Commencement Date.

(d)	Eligible Class of Employees:

(1)	Generally, the Employees eligible to participate in the Plan are (choose one):

(A) ☑	all Employees of the Employer.

(B) ☐	only Employees of the Employer who are covered by (choose one):

(i) ☐	any collective bargaining agreement with the Employer, provided that the agreement requires the employees to be included under the Plan.

(ii) ☐	the following collective bargaining agreement(s) with the Employer:

(2) ☑	Notwithstanding the selection in Subsection 1.04(d)(1) above, certain Employees of the Employer are excluded from participation in the Plan (check the appropriate box(es)):

Note: Certain employees (e.g., residents of Puerto Rico) are excluded automatically pursuant to Subsection 2.0 1(s) of the Basic Plan Document, regardless of the Employer’s selection under this Subsection 1.04(d)(2).

(A) ☐	employees covered by a collective bargaining agreement, unless the agreement requires the employees to be included under the Plan. (Do not choose if Option 1.04(d)(1)(B) is selected above.)

(B) ☐	Highly Compensated Employees as defined in Subsection 2.01(cc) of the Basic Plan Document.

(C) ☑	Leased Employees as defined in Subsection 2.01(gg) of the Basic Plan Document.

(D) ☐	nonresident aliens who do not receive any earned income from the Employer which constitutes United States source income.

(E) ☑	other:

Individuals who are classified as Interns or Project Employees by the Employer. “Interns” or “Project Employees” means individuals who are employed for a specific non-recurring assignment.

Note: The eligible group defined above must be a definitely determinable group and cannot be subject to the discretion of the Employer. In addition, the design of the classifications cannot be such that the only Non-Highly Compensated Employees benefiting under the Plan are those with the lowest compensation and/or the shortest periods of service and who may represent the minimum number of such employees necessary to satisfy coverage under Code Section 410(b).

Plan Number 19473	19473-1250021244
Fidelity Advisor 401(k) Program
Volume Submitter Defined Contribution Plan

© 2008 FMR Corp.

All rights reserved.

(i) ☑	Notwithstanding this exclusion, any Employee who is excluded from participation solely because he is in a group described below shall become an Eligible Employee eligible to participate in the Plan on the Entry Date coinciding with or immediately following the date on which he first satisfies the following requirements: (I) he attains age 21 and (II) he completes at least 1,000 Hours of Service during an Eligibility Computation Period. This Subsection 1.04(d)(2)(E)(i) applies to the following excluded Employees (Must choose if an exclusion in (E) above directly or indirectly imposes an age and/or service requirement for participation, for example by excluding part-time or temporary employees):

Individuals who are classified as Interns or Project Employees by the Employer.

Note: The Employer should exercise caution when excluding employees from participation in the Plan. Exclusion of employees may adversely affect the Plan’s satisfaction of the minimum coverage requirements, as provided in Code Section 410(b).

(e)	Entry Date(s) - The Entry Dates shall be as indicated below with respect to the applicable type(s) of contribution. (Complete the table below by checking the appropriate boxes to indicate Entry Dates for the contributions listed.)

Plan Number 19473	19473-1250021244
Fidelity Advisor 401(k) Program
Volume Submitter Defined Contribution Plan

© 2008 FMR Corp.

All rights reserved.

	(1) Deferral Contributions, Employee Contributions, Qualified Nonelective Employer Contributions	(2) Nonelective Employer Contributions	(3) Matching Employer Contributions
(A)				N/A - not applicable - type(s) of contribution not selected
(B)	X	X	X	Immediate upon meeting the eligibility requirements specified in Subsections 1.04(a) and 1.04(b)
(C)				the first day of each Plan Year and the first day of the seventh month of each Plan Year
(D)				the first day of each Plan Year and the first day of the fourth, seventh, and tenth months of each Plan Year
(E)				the first day of each month
(F)				the first day of each Plan Year (Do not select if there is an Eligibility Service requirement of more than six months in Subsection 1.04(b) for the type(s) of contribution or if there is an age requirement of more than 20 1/2 in Subsection 1.04(a) for the type(s) of contribution.)

Note: If another plan is merged into the Plan, the Plan may provide on the Plan Mergers Addendum that the effective date of the merger is also an Entry Date with respect to certain Employees.

(f)	Date of Initial Participation - An Employee shall become a Participant unless excluded by Subsection 1.04(d) above on the Entry Date coinciding with or immediately following the date the Employee completes the service and age requirement(s) in Subsections 1.04(a) and (b), if any, except (check one):

(1) ☑	no exceptions.

(2) ☐	Employees employed on (insert date) shall become Participants on that date.

(3) ☐	Employees who meet the age and service requirement(s) of Subsections 1.04(a) and (b) on (insert date) shall become Participants on that date.

Plan Number 19473	19473-1250021244
Fidelity Advisor 401(k) Program
Volume Submitter Defined Contribution Plan

© 2008 FMR Corp.

All rights reserved.

1.05	COMPENSATION

Compensation for purposes of determining contributions shall be as defined in Subsection 2.01(k) of the Basic Plan Document, modified as provided below.

(a)	Compensation Exclusions - Compensation shall exclude the item(s) selected below.

(1) ☐	No exclusions.

(2) ☐	Overtime pay.

(3) ☐	Bonuses.

(4) ☐	Commissions.

(5) ☑	The value of restricted stock or of a qualified or a non-qualified stock option granted to an Employee by the Employer to the extent such value is includable in the Employee’s taxable income.

(6) ☐	Severance pay received prior to termination of employment. (Severance pay received following termination of employment is always excluded for purposes of contributions.)

Note: If the Employer selects an option, other than (1) above, with respect to Nonelective Employer Contributions, Compensation must be tested to show that it meets the requirements of Code Section 414(s) or the allocations must be tested to show that they meet the general test under regulations issued under Code Section 401(a)(4). These exclusions shall not apply for purposes of the “Top-Heavy” requirements in Section 15.03, for allocating safe harbor Matching Employer Contributions if Subsection 1.1 1(a)(3) is selected, for allocating safe harbor Nonelective Employer Contributions if Subsection 1.12(a)(3) is selected, or for allocating non-safe harbor Nonelective Employer Contributions if the Integrated Formula is elected in Subsection 1.12(b)(2).

(b)	Compensation for the First Year of Participation - Contributions for the Plan Year in which an Employee first becomes a Participant shall be determined based on the Employee’s Compensation as provided below. (Complete by checking the appropriate boxes.)

(1) ☐	Compensation for the entire Plan Year. (Complete (A) below, if applicable, with regard to the initial Plan Year of the Plan.)

(A) ☐	For purposes of determining the amount of Nonelective Employer Contributions, other than 401 (k) Safe Harbor Nonelective Employer Contributions, for all Employees who become Active Participants during the initial Plan Year, Compensation for the 12-month period ending on the last day of the initial Plan Year shall be used.

(2) ☑	Only Compensation for the portion of the Plan Year in which the Employee is eligible to participate in the Plan. (Complete (A) below, if applicable, with regard to the initial Plan Year of the Plan.)

(A) ☐	For purposes of determining the amount of Nonelective Employer Contributions, other than 401 (k) Safe Harbor Nonelective Employer Contributions, for those Employees who become Active Participants on the Effective Date of the Plan, Compensation for the 12-month period ending on the last day of the initial Plan Year shall be used. For all other Employees, only Compensation for the period in which they are eligible shall be used.

Plan Number 19473	19473-1250021244
Fidelity Advisor 401(k) Program
Volume Submitter Defined Contribution Plan

© 2008 FMR Corp.

All rights reserved.

1.06	TESTING RULES

(a)	ADP/ACP Present Testing Method - The testing method for purposes of applying the “ADP” and “ACP” tests described in Sections 6.03 and 6.06 of the Basic Plan Document shall be the (check one):

(1) ☑	Current Year Testing Method - The “ADP” or “ACP” of Highly Compensated Employees for the Plan Year shall be compared to the “ADP” or “ACP” of Non-Highly Compensated Employees for the same Plan Year. (Must choose if Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, or Option 1.12(a)(3), 401(k) Safe Harbor Formula, with respect to Nonelective Employer Contributions is checked.)

(2) ☐	Prior Year Testing Method - The “ADP” or “ACP” of Highly Compensated Employees for the Plan Year shall be compared to the “ADP” or “ACP” of Non-Highly Compensated Employees for the immediately preceding Plan Year. (Do not choose if Option 1.10(a)(1), alternative allocation formula for Qualified Nonelective Contributions.)

(3) ☐	Not applicable. (Only if Option 1.01(b)(3), Profit Sharing Only, is checked and Option 1.08(a)(1), Future Employee Contributions, and Option 1.11(a), Matching Employer Contributions, are not checked or Option 1.04(d)(2)(B), excluding all Highly Compensated Employees from the eligible class of Employees, is checked.)

Note: Restrictions apply on elections to change testing methods.

(b)	First Year Testing Method - If the first Plan Year that the Plan, other than a successor plan, permits Deferral Contributions or provides for either Employee or Matching Employer Contributions, occurs on or after the Effective Date specified in Subsection 1.01(g), the “ADP” and/or “ACP” test for such first Plan Year shall be applied using the actual “ADP” and/or “ACP” of Non-Highly Compensated Employees for such first Plan Year, unless otherwise provided below.

(1) ☐	The “ADP” and/or “ACP” test for the first Plan Year that the Plan permits Deferral Contributions or provides for either Employee or Matching Employer Contributions shall be applied assuming a 3% “ADP” and/or “ACP” for Non-Highly Compensated Employees. (Do not choose unless Plan uses prior year testing method described in Subsection 1.06(a)(2).)

(c)	HCE Determinations: Look Back Year - The look back year for purposes of determining which Employees are Highly Compensated Employees shall be the 12-consecutive-month period preceding the Plan Year unless otherwise provided below.

(1) ☐	Calendar Year Determination - The look back year shall be the calendar year beginning within the preceding Plan Year. (Do not choose if the Plan Year is the calendar year.)

(d)	HCE Determinations: Top Paid Group Election - All Employees with Compensation exceeding the dollar amount specified in Code Section 414(q)(1)(B)(i) adjusted pursuant to Code Section 415(d) (e.g., $95,000 for “determination years” beginning in 2005 and “look-back years” beginning in 2004) shall be considered Highly Compensated Employees, unless Top Paid Group Election below is checked.

(1) ☑	Top Paid Group Election - Employees with Compensation exceeding the dollar amount specified in Code Section 414(q)(1)(B)(i) adjusted pursuant to Code Section 415(d) (e.g., $95,000 for “determination years” beginning in 2005 and “look-back years” beginning in 2004) shall be considered Highly Compensated Employees only if they are in the top paid group (the top 20% of Employees ranked by Compensation).

Note: Plan provisions for Sections 1.06(c) and 1.06(d) must apply consistently to all retirement plans of the Employer for determination years that begin with or within the same calendar year (except that Option 1.06(c)(1), Calendar Year Determination, shall not apply to calendar year plans).

Plan Number 19473	19473-1250021244
Fidelity Advisor 401(k) Program
Volume Submitter Defined Contribution Plan

© 2008 FMR Corp.

All rights reserved.

1.07	DEFERRAL CONTRIBUTIONS

(a) ☑	Deferral Contributions - Participants may elect to have a portion of their Compensation contributed to the Plan on a before-tax basis pursuant to Code Section 401(k). Pursuant to Subsection 5.03(a) of the Basic Plan Document, if Catch-Up Contributions are selected below, the Plan’s deferral limit is 75%, unless the Employer elects an alternative deferral limit in Subsection 1.07(a)(l)(A) below. If Catch-Up Contributions are selected below, and the Employer has specified a percentage in Subsection 1.07(a)(l)(A) that is less than 75%, a Participant eligible to make Catch-Up Contributions shall (subject to the statutory limits in Treasury Regulation Section 1.414-l(v)(l)(i)) in any event be permitted to contribute in excess of the specified deferral limit up to 100% of the Participant’s “effectively available Compensation” (i.e., Compensation available after other withholding), as required by Treasury Regulation Section 1.414(v)-l(e)(l)(ii)(B).

(1)	Regular Contributions - The Employer shall make a Deferral Contribution in accordance with Section 5.03 of the Basic Plan Document on behalf of each Participant who has an executed salary reduction agreement in effect with the Employer for the payroll period in question. Such Deferral Contribution shall not exceed the deferral limit specified in Subsection 5.03(a) of the Basic Plan Document or in Subsection 1.07(a)(l)(A) below, as applicable. Check and complete the appropriate box(es), if any.

(A) ☑	The deferral limit is 50% (must be a whole number multiple of one percent) of Compensation. (Unless a different deferral limit is specified, the deferral limit shall be 75%. If Option 1.07(a)(4), Catch-Up Contributions, is selected below, complete only if deferral limit is other than 75%.)

(B) ☐	Instead of specifying a percentage of Compensation, a Participant’s salary reduction agreement may specify a dollar amount to be contributed each payroll period, provided such dollar amount does not exceed the maximum percentage of Compensation specified in Subsection 5.03(a) of the Basic Plan Document or in Subsection 1.07(a)(l)(A) above, as applicable.

(C)	A Participant may increase or decrease, on a prospective basis, his salary reduction agreement percentage or, if Roth 401(k) Contributions are selected in Subsection 1.07(a)(5) below, the portion of his Deferral Contributions designated as Roth 401(k) Contributions (check one):

(i)	☑ as of the beginning of each payroll period.

(ii)	☐ as of the first day of each month.

(iii)	☐ as of each Entry Date. (Do not select if immediate entry is elected with respect to Deferral

Contributions in Subsection 1.04(e).)

(iv)	☐ as of the first day of each calendar quarter.

(v)	☐ as of the first day of each Plan Year.

(vi)	☐ other. (Specify, but must be at least once per Plan Year).

Note: Notwithstanding the Employer’s election hereunder, if Option 1.11 (a)(3), 401(k) Safe Harbor Matching Employer Contributions, or Option 1.12(a)(3), 401(k) Safe Harbor Formula, with respect to Nonelective Employer Contributions is checked, the Plan provides that an Active Participant may change his salary reduction agreement percentage for the Plan Year within a reasonable period (not fewer than 30 days) of receiving the notice described in Section 6.09 of the Basic Plan Document.

Plan Number 19473	19473-1250021244
Fidelity Advisor 401(k) Program
Volume Submitter Defined Contribution Plan

© 2008 FMR Corp.

All rights reserved.

(D)	A Participant may revoke, on a prospective basis, a salary reduction agreement at any time upon proper notice to the Administrator but in such case may not file a new salary reduction agreement until (check one):

(i)	☑ the beginning of the next payroll period.

(ii)	☐ the first day of the next month.

(iii)	☐ the next Entry Date. (Do not select if immediate entry is elected with respect to Deferral

Contributions in Subsection 1.04(e).)

(iv)	☐ as of the first day of each calendar quarter.

(v)	☐ as of the first day of each Plan Year.

(vi)	☐ other. (Specify, but must be at least once per Plan Year).

(2) ☐	Additional Deferral Contributions - The Employer shall allow a Participant upon proper notice and approval to enter into a special salary reduction agreement to make additional Deferral Contributions in an amount up to 100% of their effectively available Compensation for the payroll period(s) designated by the Employer.

(3) ☑	Bonus Contributions - The Employer shall allow a Participant upon proper notice and approval to enter into a special salary reduction agreement to make Deferral Contributions in an amount up to 100% of any Employer paid cash bonuses designated by the Employer on a uniform and nondiscriminatory basis that are made for such Participants during the Plan Year. The Compensation definition elected by the Employer in Subsection 1.05(a) must include bonuses if bonus contributions are permitted. Unless a Participant has entered into a special salary reduction agreement with respect to bonuses, the percentage deferred from any Employer paid cash bonus shall be (check (A) or (B) below):

(A) ☐	Zero.

(B) ☑	The same percentage elected by the Participant for his regular contributions in accordance with Subsection 1.07(a)(1) above or deemed to have been elected by the Participant in accordance with Option 1.07(a)(6) below.

Note: A Participant’s contributions under Subsection 1.07(a)(2) and/or (3) may not cause the Participant to exceed the percentage limit specified by the Employer in Subsection 1.07(a)(1)(A) for the full Plan Year. If the Administrator anticipates that the Plan will not satisfy the “ADP” and/or “ACP” test for the year, the Administrator may reduce the rate of Deferral Contributions of Participants who are Highly Compensated Employees to an amount objectively determined by the Administrator to be necessary to satisfy the “ADP” and/or “ACP” test.

(4) ☑	Catch-Up Contributions - The following Participants who have attained or are expected to attain age 50 before the close of the calendar year will be permitted to make Catch-Up Contributions to the Plan, as described in Subsection 5.03(a) of the Basic Plan Document:

(A) ☑	All such Participants.

(B) ☐	All such Participants except those covered by a collective-bargaining agreement under which retirement benefits were a subject of good faith bargaining unless the bargaining agreement specifically provides for Catch-Up Contributions to be made on behalf of such Participants.

Plan Number 19473	19473-1250021244
Fidelity Advisor 401(k) Program
Volume Submitter Defined Contribution Plan

© 2008 FMR Corp.

All rights reserved.

Note: The Employer must not select Option 1.07(a)(4) above unless all “applicable plans” (except any plan that is qualified under Puerto Rican law or that covers only employees who are covered by a collective bargaining agreement under which retirement benefits were a subject of good faith bargaining) maintained by the Employer and by any other employer that is treated as a single employer with the Employer under Code Section 414(b), (c), (m), or (o) also permit Catch-Up Contributions in the same dollar amount. An “applicable plan” is any 401(k) plan or any SIMPLE IRA plan, SEP, plan or contract that meets the requirements of Code Section 403(b), or Code Section 457 eligible governmental plan that provides for elective deferrals.

(5) ☑	Roth 401(k) Contributions. Participants shall be permitted to irrevocably designate pursuant to Subsection 5.03(b) of the Basic Plan Document that a portion or all of the Deferral Contributions made under this Subsection 1.07(a) are Roth 401(k) Contributions that are includable in the Participant’s gross income at the time deferred.

(6) ☐	Automatic Enrollment Contributions. Beginning on the effective date of this paragraph (6) (the “Automatic Enrollment Effective Date”) and subject to the remainder of this paragraph (6), unless an Eligible Employee affirmatively elects otherwise, his Compensation will be reduced by % (the “Automatic Enrollment Rate”), such percentage to be increased in accordance with Option 1.07(b) (if applicable), for each payroll period in which he is an Active Participant, beginning as indicated in Subsection 1.07(a)(6)(A) below, and the Employer will make a pre-tax Deferral Contribution in such amount on the Participant’s behalf in accordance with the provisions of Subsection 5.03(c) of the Basic Plan Document (an “Automatic Enrollment Contribution”).

(A)	With respect to an affected Participant, Automatic Enrollment Contributions will begin as soon as administratively feasible on or after (check one):

(i) ☐	The Participant’s Entry Date.

(ii) ☐	(minimum of 30) days following the Participant’s date of hire, but no sooner than the Participant’s Entry Date.

Within a reasonable period ending no later than the day prior to the date Compensation subject to the reduction would otherwise become available to the Participant, an Eligible Employee may make an affirmative election not to have Automatic Enrollment Contributions made on his behalf. If an Eligible Employee makes no such affirmative election, his Compensation shall be reduced and Automatic Enrollment Contributions will be made on his behalf in accordance with the provisions of this paragraph (6), and Option 1.07(b) if applicable, until such Active Participant elects to change or revoke such Deferral Contributions as provided in Subsection 1.07(a)(l)(C) or (D). Automatic Enrollment Contributions shall be made only on behalf of Active Participants who are first hired by the Employer on or after the Automatic Enrollment Effective Date and do not have a Reemployment Commencement Date, unless otherwise provided below.

(B) ☐	Additionally, unless such affected Participant affirmatively elects otherwise within the reasonable period established by the Plan Administrator, Automatic Enrollment Contributions will be made with respect to the Employees described below. (Check all that apply.)

(i) ☐	Inclusion of Previously Hired Employees. On the later of the date specified in Subsection 1.07(a)(6)(A) with regard to such Eligible Employee or as soon as administratively feasible on or after the 30th day following the Notification Date specified in Subsection 1.07(a)(6)(B)(i)(I) below, Automatic Enrollment Contributions will begin for the following Eligible Employees who were hired before the Automatic Enrollment Effective Date and have not had a

Plan Number 19473	19473-1250021244
Fidelity Advisor 401(k) Program
Volume Submitter Defined Contribution Plan

© 2008 FMR Corp.

All rights reserved.

Reemployment Commencement Date. (Complete (I), check (II) or (III), and complete (IV), if applicable.)

(I)	Notification Date: . (Date must be on or after the Automatic Enrollment Effective Date.)

(II) ☐	Unless otherwise elected in Subsection 1.07(a)(6)(B)(i)(IV) below, all such Employees who have never had a Deferral Contribution election in place.

(III) ☐	Unless otherwise elected in Subsection 1.07(a)(6)(B)(i)(IV) below, all such Employees who have never had a Deferral Contribution election in place and were hired by the Employer before the Automatic Enrollment Effective Date, but on or after the following date: .

(IV) ☐	In addition to the group of Employees elected in Subsection 1.07(a)(6)(B)(i)(II) or (III) above, any Employee described in Subsection 1.07(a)(6)(B)(i)(II) or (III) above, as applicable, even if he has had a Deferral Contribution election in place previously, provided he is not suspended from making Deferral Contributions pursuant to the Plan and has a deferral rate of zero on the Notification Date.

(ii) ☐	Inclusion of Rehired Employees. Unless otherwise stated herein, each Eligible Employee having a Reemployment Commencement Date on the date indicated in Subsection 1.07(a)(6)(A) above. If Subsection 1.07(a)(6)(B)(i)(III) is selected, only such Employees with a Reemployment Commencement on or after the date specified in Subsection 1.07(a)(6)(B)(i)(III) will be automatically enrolled. If Subsection 1.07(a)(6)(B)(i) is not selected, only such Employees with a Reemployment Commencement on or after the Automatic Enrollment Effective Date will be automatically enrolled. If Subsection 1.07(a)(6)(A)(ii) has been elected above, for purposes of Subsection 1.07(a)(6)(A) only, such Employee’s Reemployment Commencement Date will be treated as his date of hire.

(b) ☐	Automatic Deferral Increase: (Choose only if Automatic Enrollment Contributions are selected in Option 1.07(a)(6) above) - Unless an Eligible Employee affirmatively elects otherwise after receiving appropriate notice, Deferral Contributions for each Active Participant having Automatic Enrollment Contributions made on his behalf shall be increased annually by the whole percentage of Compensation stated in Subsection 1.07(b)(1) below until the deferral percentage stated in Subsection 1.07(a)(1) is reached (except that the increase will be limited to only the percentage needed to reach the limit stated in Subsection 1.07(a)(1), if applying the percentage in Subsection 1.07(b)(1) would exceed the limit stated in Subsection 1.07(a)(1)), unless the Employer has elected a lower percentage limit in Subsection 1.07(b)(2) below.

(1)	Increase by % (not to exceed 10%) of Compensation. Such increased Deferral Contributions shall be pre-tax Deferral Contributions.

(2) ☐	Limited to % of Compensation (not to exceed the percentage indicated in Subsection 1.07(a)(1)).

(3)	Notwithstanding the above, the automatic deferral increase shall not apply to a Participant within the first six months following the date upon which Automatic Enrollment Contributions begin for such Participant.

Plan Number 19473	19473-1250021244
Fidelity Advisor 401(k) Program
Volume Submitter Defined Contribution Plan

© 2008 FMR Corp.

All rights reserved.

1.08 EMPLOYEE	CONTRIBUTIONS (AFTER-TAX CONTRIBUTIONS)

(a) ☐	Future Employee Contributions - Participants may make voluntary, non-deductible, after-tax Employee Contributions pursuant to Section 5.04 of the Basic Plan Document. The Employee Contribution made on behalf of an Active Participant each payroll period shall not exceed the contribution limit specified in Subsection 1.08(a)(1) below.

(1)	The contribution limit is % (must be a whole number multiple of one percent) of Compensation.

(2) ☐	Instead of specifying a percentage of Compensation, a Participant may specify a dollar amount to be contributed each payroll period, provided such dollar amount does not exceed the maximum percentage of Compensation specified in Subsection 1.08(a)(1) above.

(b) ☐	Frozen Employee Contributions - Participants may not currently make after-tax Employee Contributions to the Plan, but the Employer does maintain frozen Employee Contributions Accounts.

1.09 ROLLOVER	CONTRIBUTIONS

(a) ☑	Rollover Contributions - Employees may roll over eligible amounts from other qualified plans to the Plan subject to the additional following requirements:

(1) ☑	The Plan will not accept rollovers of after-tax employee contributions.

(2) ☐	The Plan will not accept rollovers of designated Roth contributions. (Must be selected if Roth 401(k) Contributions are not elected in Subsection 1.07(a)(5).)

1.10 QUALIFIED	NONELECTIVE EMPLOYER CONTRIBUTIONS

(a)	Qualified Nonelective Employer Contributions – If any of the following Options is checked: 1.07(a), Deferral Contributions, 1.08(a)(1), Future Employee Contributions, or 1.11(a), Matching Employer Contributions, the Employer may contribute an amount which it designates as a Qualified Nonelective Employer Contribution to be included in the “ADP” or “ACP” test. Unless otherwise provided below, Qualified Nonelective Employer Contributions shall be allocated to all Participants who were eligible to participate in the Plan at any time during the Plan Year and are Non-Highly Compensated Employees in the ratio which each such Participant’s “testing compensation”, as defined in Subsection 6.01(r) of the Basic Plan Document, for the Plan Year bears to the total of all such Participants’ “testing compensation” for the Plan Year.

(1) ☐	Qualified Nonelective Employer Contributions shall be allocated only among those Participants who are Non-Highly Compensated Employees and are designated by the Employer as eligible to receive a Qualified Nonelective Employer Contribution for the Plan Year. The amount of the Qualified Nonelective Employer Contribution allocated to each such Participant shall be as designated by the Employer, but not in excess of the “regulatory maximum.” The “regulatory maximum” means 5% (10% for Qualified Nonelective Contributions made in connection with the Employer’s obligation to pay prevailing wages under the Davis-Bacon Act) of the “testing compensation” for such Participant for the Plan Year. The “regulatory maximum” shall apply separately with respect to Qualified Nonelective Contributions to be included in the “ADP” test and Qualified Nonelective Contributions to be included in the “ACP” test. (Cannot be selected if the Employer has elected prior year testing in Subsection 1.06(a)(2).)

1.11 MATCHING	EMPLOYER CONTRIBUTIONS

(a) ☑	Matching Employer Contributions - The Employer shall make Matching Employer Contributions on behalf of each of its “eligible” Participants as provided in this Section 1.11. For purposes of this

Plan Number 19473	19473-1250021244
Fidelity Advisor 401(k) Program
Volume Submitter Defined Contribution Plan

© 2008 FMR Corp.

All rights reserved.

Section 1.11, an “eligible” Participant means any Participant who is an Active Participant during the Contribution Period and who satisfies the requirements of Subsection 1.11(e) or Section 1.13. (Check one):

(1) ☑	Non-Discretionary Matching Employer Contributions - The Employer shall make a Matching Employer Contribution on behalf of each “eligible” Participant in an amount equal to the following percentage of the eligible contributions made by the “eligible” Participant during the Contribution Period (complete all that apply):

(A) ☑	Flat Percentage Match:

(i)	50% to all “eligible” Participants.

(B) ☐	Tiered Match: % of the first % of the “eligible” Participant’s Compensation contributed to the Plan,

% of the next % of the “eligible” Participant’s Compensation contributed to the Plan,

% of the next % of the “eligible” Participant’s Compensation contributed to the Plan.

Note: The group of “eligible” Participants benefiting under each match rate must satisfy the nondiscriminatory coverage requirements of Code Section 410(b).

(C) ☑	Limit on Non-Discretionary Matching Employer Contributions (check the appropriate box(es)):

(i) ☑	Contributions in excess of 4% of the “eligible” Participant’s Compensation for the Contribution Period shall not be considered for non-discretionary Matching Employer Contributions.

Note: If the Employer elected a percentage limit in (i) above and requested the Trustee to account separately for matched and unmatched Deferral and/or Employee Contributions made to the Plan, the non-discretionary Matching Employer Contributions allocated to each “eligible” Participant must be computed, and the percentage limit applied, based upon each payroll period.

(ii) ☐	Matching Employer Contributions for each “eligible” Participant for each Plan Year shall be limited to $ .

(2) ☐	Discretionary Matching Employer Contributions - The Employer may make a discretionary Matching Employer Contribution on behalf of each “eligible” Participant in accordance with Section 5.08 of the Basic Plan Document in an amount equal to a percentage of the eligible contributions made by each “eligible” Participant during the Contribution Period. Discretionary Matching Employer Contributions may be limited to match only contributions up to a specified percentage of Compensation or limit the amount of the match to a specified dollar amount.

Note: If the Matching Employer Contribution made in accordance with this Subsection 1.11(a)(2) matches different percentages of contributions for different groups of “eligible” Participants, it may need to be tested to show that it meets the requirements of Code Section 401(a)(4), nondiscrimination in benefits, rights, and features.

(A) ☐	4% Limitation on Discretionary Matching Employer Contributions for Deemed Satisfaction of “ACP” Test - In no event may the dollar amount of the discretionary Matching Employer Contribution made on an “eligible” Participant’s behalf for the Plan Year exceed 4% of the “eligible” Participant’s Compensation for the Plan Year. (Only if Option 1.12(a)(3), 401(k) Safe Harbor Formula, with respect to Nonelective Employer Contributions is checked.)

Plan Number 19473	19473-1250021244
Fidelity Advisor 401(k) Program
Volume Submitter Defined Contribution Plan

© 2008 FMR Corp.

All rights reserved.

(3) ☐	401(k) Safe Harbor Matching Employer Contributions - If the Employer elects one of the safe harbor formula Options provided in the 401(k) Safe Harbor Matching Employer Contributions Addendum to the Adoption Agreement and provides written notice each Plan Year to all Active Participants of their rights and obligations under the Plan, the Plan shall be deemed to satisfy the “ADP” test and, under certain circumstances, the “ACP” test. (Only if Option 1.07(a), Deferral Contributions is checked.)

(b) ☐	Additional Matching Employer Contributions - The Employer may at Plan Year end make an additional Matching Employer Contribution on behalf of each “eligible” Participant in an amount equal to a percentage of the eligible contributions made by each “eligible” Participant during the Plan Year. (Only if Option 1.11(a)(1) or (3) is checked.) The additional Matching Employer Contribution may be limited to match only contributions up to a specified percentage of Compensation or limit the amount of the match to a specified dollar amount.

Note: If the additional Matching Employer Contribution made in accordance with this Subsection 1.11(b) matches different percentages of contributions for different groups of “eligible” Participants, it may need to be tested to show that it meets the requirements of Code Section 401(a)(4), nondiscrimination in benefits, rights, and features.

(1) ☐	4% Limitation on additional Matching Employer Contributions for Deemed Satisfaction of “ACP” Test - In no event may the dollar amount of the additional Matching Employer Contribution made on an “eligible” Participant’s behalf for the Plan Year exceed 4% of the “eligible” Participant’s Compensation for the Plan Year. (Only if Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, or Option 1.12(a)(3), 401(k) Safe Harbor Formula, with respect to Nonelective Employer Contributions is checked.)

Note: If the Employer elected Option l.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, above and wants to be deemed to have satisfied the “ADP” test, the additional Matching Employer Contribution must meet the requirements of Section 6.09 of the Basic Plan Document. In addition to the foregoing requirements, if the Employer elected Option 1.11 (a)(3), 401(k) Safe Harbor Matching Employer Contributions, or Option 1.12(a)(3), 401(k) Safe Harbor Formula, with respect to Nonelective Employer Contributions, and wants to be deemed to have satisfied the “ACP” test with respect to Matching Employer Contributions for the Plan Year, the eligible contributions matched may not exceed the limitations in Section 6.10 of the Basic Plan Document.

(c)	Contributions Matched - The Employer matches the following contributions (check appropriate box(es)):

(1)	Deferral Contributions - Deferral Contributions made to the Plan are matched at the rate specified in this Section 1.11. Catch-Up Contributions are not matched unless the Employer elects Option 1.11(c)(1)(A) below.

(A) ☑	Catch-Up Contributions made to the Plan pursuant to Subsection 1.07(a)(4) are matched at the rates specified in this Section 1.11.

Note: Notwithstanding the above, if the Employer elected Option l.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, Deferral Contributions shall be matched at the rate specified in the 401(k) Safe Harbor Matching Employer Contributions Addendum to the Adoption Agreement without regard to whether they are Catch-Up Contributions.

Plan Number 19473	19473-1250021244
Fidelity Advisor 401(k) Program
Volume Submitter Defined Contribution Plan

© 2008 FMR Corp.

All rights reserved.

(d)	Contribution Period for Matching Employer Contributions - The Contribution Period for purposes of calculating the amount of Matching Employer Contributions is:

(1) ☐	each calendar month.

(2) ☐	each Plan Year quarter.

(3) ☐	each Plan Year.

(4) ☑	each payroll period.

The Contribution Period for additional Matching Employer Contributions described in Subsection 1.11(b) is the Plan Year.

Note: If Matching Employer Contributions are made more frequently than for the Contribution Period selected above, the Employer must calculate the Matching Employer Contribution required with respect to the full Contribution Period, taking into account the “eligible” Participant’s contributions and Compensation for the full Contribution Period, and contribute any additional Matching Employer Contributions necessary to “true up” the Matching Employer Contribution so that the full Matching Employer Contribution is made for the Contribution Period.

(e)	Continuing Eligibility Requirement(s) - A Participant who is an Active Participant during a Contribution Period and makes eligible contributions during the Contribution Period shall only be entitled to receive Matching Employer Contributions under Section 1.11 for that Contribution Period if the Participant satisfies the following requirement(s) (Check the appropriate box(es). Options (3) and (4) may not be elected together; Option (5) may not be elected with Option (2), (3), or (4); Options (2), (3), (4), (5), and (7) may not be elected with respect to Matching Employer Contributions if Option 1.11 (a)(3), 401(k) Safe Harbor Matching Employer Contributions, is checked or if Option 1.12(a)(3), 401(k) Safe Harbor Formula, with respect to Nonelective Employer Contributions is checked and the Employer intends to satisfy the Code Section 401(m)(11) safe harbor with respect to Matching Employer Contributions):

(1) ☐	No requirements.

(2) ☑	Is employed by the Employer or a Related Employer on the last day of the Contribution Period.

(3) ☐	Earns at least 501 Hours of Service during the Plan Year. (Only if the Contribution Period is the Plan Year.)

(4) ☐	Earns at least (not to exceed 1,000) Hours of Service during the Plan Year. (Only if the Contribution Period is the Plan Year.)

(5) ☐	Either earns at least 501 Hours of Service during the Plan Year or is employed by the Employer or a Related Employer on the last day of the Plan Year. (Only if the Contribution Period is the Plan Year.)

(6) ☐	Is not a Highly Compensated Employee for the Plan Year.

(7) ☐	Is not a partner or a member of the Employer, if the Employer is a partnership or an entity taxed as a partnership.

(8) ☐	Special continuing eligibility requirement(s) for additional Matching Employer Contributions. (Only if Option 1.11(b), Additional Matching Employer Contributions, is checked.)

(A)	The continuing eligibility requirement(s) for additional Matching Employer Contributions is/are: (Fill in number of applicable eligibility requirement(s) from above. Options (2), (3), (4), (5), and (7) may not be elected with respect to additional Matching Employer Contributions if Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, is checked or if Option 1.12(a)(3), 401(k) Safe Harbor Formula, with respect to Nonelective Employer Contributions is checked and the Employer intends to satisfy the Code Section 401(m)(11) safe harbor with respect to Matching Employer Contributions.)

Plan Number 19473	19473-1250021244
Fidelity Advisor 401(k) Program
Volume Submitter Defined Contribution Plan

© 2008 FMR Corp.

All rights reserved.

Note: If Option (2), (3), (4), or (5) is adopted during a Contribution Period, such Option shall not become effective until the first day of the next Contribution Period. Matching Employer Contributions attributable to the Contribution Period that are funded during the Contribution Period shall not be subject to the eligibility requirements of Option (2), (3), (4), or (5). If Option (2), (3), (4), (5), or (7) is elected with respect to any Matching Employer Contributions and if Option 1.12(a)(3), 401(k) Safe Harbor Formula, is also elected, the Plan will not be deemed to satisfy the “ACP” test in accordance with Section 6.10 of the Basic Plan Document and will have to pass the “ACP” test each year.

(f) ☑	Qualified Matching Employer Contributions - Prior to making any Matching Employer Contribution hereunder (other than a 401(k) Safe Harbor Matching Employer Contribution), the Employer may designate all or a portion of such Matching Employer Contribution as a Qualified Matching Employer Contribution that may be used to satisfy the “ADP” test on Deferral Contributions and excluded in applying the “ACP” test on Employee and Matching Employer Contributions. Unless the additional eligibility requirement is selected below, Qualified Matching Employer Contributions shall be allocated to all Participants who were Active Participants during the Contribution Period and who meet the continuing eligibility requirement(s) described in Subsection 1.11 (e) above for the type of Matching Employer Contribution being characterized as a Qualified Matching Employer Contribution.

(1) ☑	To receive an allocation of Qualified Matching Employer Contributions a Participant must also be a Non-Highly Compensated Employee for the Plan Year.

Note: Qualified Matching Employer Contributions may not be excluded in applying the “ACP” test for a Plan Year if the Employer elected Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, or Option 1.12(a)(3), 401(k) Safe Harbor Formula, with respect to Nonelective Employer Contributions, and the “ADP” test is deemed satisfied under Section 6.09 of the Basic Plan Document for such Plan Year.

1.12 NONELECTIVE	EMPLOYER CONTRIBUTIONS

If (a) or (b) is elected below, the Employer may make Nonelective Employer Contributions on behalf of each of its “eligible” Participants in accordance with the provisions of this Section 1.12. For purposes of this Section 1.12, an “eligible” Participant means a Participant who is an Active Participant during the Contribution Period and who satisfies the requirements of Subsection 1.12(d) or Section 1.13.

Note: An Employer may elect both a fixed formula and a discretionary formula. If both are selected, the discretionary formula shall be treated as an additional Nonelective Employer Contribution and allocated separately in accordance with the allocation formula selected by the Employer.

(a) ☐ Fixed	Formula (check one or more):

(1) ☐	Fixed Percentage Employer Contribution - For each Contribution Period, the Employer shall contribute for each “eligible” Participant a percentage of such “eligible” Participant’s Compensation equal to:

(A)	% (not to exceed 25%) to all “eligible” Participants.

Note: The allocation formula in Option 1.12(a)(1)(A) above generally satisfies a design-based safe harbor pursuant to the regulations under Code Section 401(a)(4).

(2) ☐	Fixed Flat Dollar Employer Contribution - The Employer shall contribute for each “eligible” Participant an amount equal to:

(A)	$ to all “eligible” Participants. (Complete (i) below).

(i)	The contribution amount is based on an “eligible” Participant’s service for the following period (check one of the following):

(I) ☐	Each paid hour.

Plan Number 19473	19473-1250021244
Fidelity Advisor 401(k) Program
Volume Submitter Defined Contribution Plan

© 2008 FMR Corp.

All rights reserved.

(II) ☐	Each Plan Year.

(III) ☐	Other: (must be a period within the Plan Year that does not exceed one week and is uniform with respect to all “eligible” Participants).

Note: The allocation formula in Option 1.12(a)(2)(A) above generally satisfies a design-based safe harbor pursuant to the regulations under Code Section 401(a)(4).

(3) ☐	401(k) Safe Harbor Formula - The Nonelective Employer Contribution specified in the 401(k) Safe Harbor Nonelective Employer Contributions Addendum is intended to satisfy the safe harbor contribution requirements under Sections 401(k) and 401(m) of the Code such that the “ADP” test (and, under certain circumstances, the “ACP” test) is deemed satisfied. Please complete the 401(k) Safe Harbor Nonelective Employer Contributions Addendum to the Adoption Agreement. (Choose only if Option 1.07(a), Deferral Contributions is checked.)

(b) ☑	Discretionary Formula - The Employer may decide each Contribution Period whether to make a discretionary Nonelective Employer Contribution on behalf of “eligible” Participants in accordance with Section 5.10 of the Basic Plan Document.

(1) ☑	Non-Integrated Allocation Formula - In the ratio that each “eligible” Participant’s Compensation bears to the total Compensation paid to all “eligible” Participants for the Contribution Period.

(2) ☐	Integrated Allocation Formula - As (1) a percentage of each “eligible” Participant’s Compensation plus (2) a percentage of each “eligible” Participant’s Compensation in excess of the “integration level” as defined below. The percentage of Compensation in excess of the “integration level” shall be equal to the lesser of the percentage of the “eligible” Participant’s Compensation allocated under (1) above or the “permitted disparity limit” as defined below.

Note: An Employer that has elected Option 1.12(a)(3), 401(k) Safe Harbor Formula, may not take Nonelective Employer Contributions made to satisfy the 401(k) safe harbor into account in applying the integrated allocation formula described above.

(A)	“Integration level” means the Social Security taxable wage base for the Plan Year, unless the Employer elects a lesser amount in (i) or (ii) below.

(i)	% (not to exceed 100%) of the Social Security taxable wage base for the Plan Year, or

(ii)	$ (not to exceed the Social Security taxable wage base).

Plan Number 19473	19473-1250021244
Fidelity Advisor 401(k) Program
Volume Submitter Defined Contribution Plan

© 2008 FMR Corp.

All rights reserved.

“Permitted disparity limit” means the percentage provided by the following table:

The “Integration Level” is % of the Taxable Wage Base	The “Permitted Disparity Limit” is
20% or less	5.7%
More than 20%, but not more than 80%	4.3%
More than 80%, but less than 100%	5.4%
100%	5.7%

Note: An Employer who maintains any other plan that provides for Social Security Integration (permitted disparity) may not elect Option 1.12(b)(2).

(c)	Contribution Period for Nonelective Employer Contributions - The Contribution Period for purposes of calculating the amount of Nonelective Employer Contributions is the Plan Year, unless the Employer elects another Contribution Period below. Regardless of any selection made below, the Contribution Period for 401(k) Safe Harbor Nonelective Employer Contributions under Option 1.12(a)(3) or Nonelective Employer Contributions allocated under an integrated formula selected under Option 1.12(b)(2) is the Plan Year.

(1) ☐	each calendar month.

(2) ☐	each Plan Year quarter.

(3) ☐	each payroll period.

Note: If Nonelective Employer Contributions are made more frequently than for the Contribution Period selected above, the Employer must calculate the Nonelective Employer Contribution required with respect to the full Contribution Period, taking into account the “eligible” Participant’s Compensation for the full Contribution Period, and contribute any additional Nonelective Employer Contributions necessary to “true up” the Nonelective Employer Contribution so that the full Nonelective Employer Contribution is made for the Contribution Period.

(d)	Continuing Eligibility Requirement(s) - A Participant shall only be entitled to receive Nonelective Employer Contributions for a Plan Year under this Section 1.12 if the Participant is an Active Participant during the Plan Year and satisfies the following requirement(s) (Check the appropriate box(es) - Options (3) and (4) may not be elected together; Option (5) may not be elected with Option (2), (3), or (4); Options(2), (3), (4), (5), and (7) may not be elected with respect to Nonelective Employer Contributions under the fixed formula if Option 1.12(a)(3), 401(k) Safe Harbor Formula, is checked):

(1) ☐	No requirements.

(2) ☑	Is employed by the Employer or a Related Employer on the last day of the Contribution Period.

(3) ☐	Earns at least 501 Hours of Service during the Plan Year. (Only if the Contribution Period is the Plan Year.)

(4) ☐	Earns at least (not to exceed 1,000) Hours of Service during the Plan Year. (Only if the Contribution Period is the Plan Year.)

(5) ☐	Either earns at least 501 Hours of Service during the Plan Year or is employed by the Employer or a Related Employer on the last day of the Plan Year. (Only if the Contribution Period is the Plan Year.)

Plan Number 19473	19473-1250021244
Fidelity Advisor 401(k) Program
Volume Submitter Defined Contribution Plan

© 2008 FMR Corp.

All rights reserved.

(6) ☐	Is not a Highly Compensated Employee for the Plan Year.

(7) ☐	Is not a partner or a member of the Employer, if the Employer is a partnership or an entity taxed as a partnership.

(8) ☐	Special continuing eligibility requirement(s) for discretionary Nonelective Employer Contributions. (Only if both Options 1.12(a) and (b) are checked.)

(A)	The continuing eligibility requirement(s) for discretionary Nonelective Employer Contributions is/are: (Fill in number of applicable eligibility requirement(s) from above.)

Note: If Option (2) (3), (4), or (5) is adopted during a Contribution Period, such Option shall not become effective until the first day of the next Contribution Period. Nonelective Employer Contributions attributable to the Contribution Period that are funded during the Contribution Period shall not be subject to the eligibility requirements of Option (2), (3), (4), or (5).

1.13	EXCEPTIONS TO CONTINUING ELIGIBILITY REQUIREMENTS

☑	Death, Disability, and Retirement Exceptions - All Participants who become disabled, as defined in Section 1.15, retire, as provided in Subsection 1.14(a), (b), or (c), or die are exempted from any last day or Hours of Service requirement.

1.14	RETIREMENT

(a)	The Normal Retirement Age under the Plan is (check one):

(1) ☑	age 65.

(2) ☐	age (specify between 55 and 64).

(3) ☐	later of age (not to exceed 65) or the (not to exceed 5th) anniversary of the Participant’s Employment Commencement Date.

(b) ☐	The Early Retirement Age is the date the Participant attains age (specify 55 or greater) and completes years of Vesting Service.

Note: If this Option is elected, Participants who are employed by the Employer or a Related Employer on the date they reach Early Retirement Age shall be 100% vested in their Accounts under the Plan.

(c)	☑ A Participant who becomes disabled, as defined in Section 1.15, is eligible for disability retirement.

Note: If this Option is elected, Participants who are employed by the Employer or a Related Employer on the date they become disabled shall be 100% vested in their Accounts under the Plan. Pursuant to Section 11.03 of the Basic Plan Document, a Participant is not considered to be disabled until he terminates his employment with the Employer.

1.15	DEFINITION OF DISABLED

A Participant is disabled if he/she meets any of the requirements selected below (check the appropriate box(es)):

(a)	☐ The Participant satisfies the requirements for benefits under the Employer’s long-term disability plan.

(b)	☑ The Participant satisfies the requirements for Social Security disability benefits.

(c)	☑ The Participant is determined to be disabled by a physician approved by the Employer.

Plan Number 19473	19473-1250021244
Fidelity Advisor 401(k) Program
Volume Submitter Defined Contribution Plan

© 2008 FMR Corp.

All rights reserved.

1.16	VESTING

A Participant’s vested interest in Matching Employer Contributions and/or Nonelective Employer Contributions, other than 401(k) Safe Harbor Matching Employer and/or 401(k) Safe Harbor Nonelective Employer Contributions elected in Subsection 1.11(a)(3) or 1.12(a)(3), shall be based upon his years of Vesting Service and the schedule selected in Subsection 1.16(c) below, except as provided in Subsection 1.16(d) or (e) below and the Vesting Schedule Addendum to the Adoption Agreement or as provided in Subsection 1.22(c).

(a)	When years of Vesting Service are determined, the elapsed time method shall be used.

(b) ☐	Years of Vesting Service shall exclude service prior to the Plan’s original Effective Date as listed in Subsection 1.01(g)(1) or Subsection 1.01(g)(2), as applicable.

(c)	Vesting Schedule(s)

(1) Nonelective Employer Contributions(check one):			(2) Matching Employer Contributions (check one):

(A)	☐	N/A - No Nonelective Employer Contributions other than 401(k) Safe Harbor Nonelective Employer Contributions	(A	)	☐	N/A - No Matching Employer Contributions other than 401(k) Safe Harbor Matching Employer Contributions

(B)	☐	100% Vesting immediately	(B	)	☐	100% Vesting immediately

(C)	☐	3 year cliff (see C below)	(C	)	☐	3 year cliff (see C below)

(D)	☐	6 year graduated (see D below)	(D	)	☐	6 year graduated (see D below)

(E)	☑	Other vesting (complete E1 below)	(E	)	☑	Other vesting (complete E2 below)

Years of Vesting Service	Applicable Vesting Schedule(s)
	C	D	El	E2
0	0%	0%	0.00%	0.00%
1	0%	0%	33.00%	33.00%
2	0%	20%	66.00%	66.00%
3	100%	40%	100.00%	100.00%
4	100%	60%	100.00%	100.00%
5	100%	80%	100.00%	100.00%
6 or more	100%	100%	100.00%	100%

Note: A schedule elected under E1 or E2 above must be at least as favorable as one of the schedules in C or D above.

Plan Number 19473	19473-1250021244
Fidelity Advisor 401(k) Program
Volume Submitter Defined Contribution Plan

© 2008 FMR Corp.

All rights reserved.

Note: If the vesting schedule is amended and a Participant’s vested interest calculated using the amended vesting schedule is less in any year than the Participant’s vested interest calculated under the Plan’s vesting schedule in effect immediately before the amendment, the amended vesting schedule shall apply only to Employees hired on or after the effective date of the amendment. Please select paragraph (e) below and complete Section (b) of the Vesting Schedule Addendum to the Adoption Agreement describing the vesting schedule in effect for Employees hired before the effective date of the amendment.

Note: If the vesting schedule is amended, the amended vesting schedule shall apply only to Participants who are Active Participants on or after the effective date of the amendment not subject to the prior vesting schedule as provided in the preceding Note. Participants who are not Active Participants on or after that date shall be subject to the prior vesting schedule. Please select paragraph (e) below and complete Section (b) of the Vesting Schedule Addendum to the Adoption Agreement describing the prior vesting schedule.

(d) ☐	A less favorable vesting schedule than the vesting schedule selected in 1.16(c)(2) above applies to Matching Employer Contributions made for Plan Years beginning before the EGTRRA effective date. Please complete Section (a) of the Vesting Schedule Addendum to the Adoption Agreement.

(e) ☐	A vesting schedule or schedules different from the vesting schedule(s) selected above applies to certain Participants. Please complete Section (b) of the Vesting Schedule Addendum to the Adoption Agreement.

(f)	Application of Forfeitures - If a Participant forfeits any portion of his non-vested Account balance as provided in Section 6.02, 6.04, 6.07, or 11.08 of the Basic Plan Document, any portion of such forfeitures not used to pay Plan administrative expenses in accordance with Section 11.09 of the Basic Plan Document shall be applied to reduce Employer Contributions unless otherwise specified below:

(1) ☐	Forfeitures attributable to the following contributions shall be allocated among the Accounts of eligible Participants otherwise eligible to receive an allocation of Nonelective Employer Contributions pursuant to Section 1.12 in the manner described in Section 1.12(b)(l) (regardless of whether the Employer has selected Option 1.12(b)(1)).

(A) ☐	Matching Employer Contributions.

(B) ☐	Nonelective Employer Contributions.

1.17	PREDECESSOR EMPLOYER SERVICE

(a) ☑	For the following purposes, the following entities shall be treated as predecessor employers:

(1) ☑	Eligibility Service, as described in Subsection 1.04(b), shall include service with the following predecessor employer(s):

X-Ceptor

(2) ☑	Vesting Service, as described in Subsection 1.16(a), shall include service with the following predecessor employer(s):

X-Ceptor

1.18	PARTICIPANT LOANS

(a) ☑	Participant loans are allowed in accordance with Article 9 and loan procedures outlined in the Service Agreement.

Plan Number 19473	19473-1250021244
Fidelity Advisor 401(k) Program
Volume Submitter Defined Contribution Plan

© 2008 FMR Corp.

All rights reserved.

1.19	IN-SERVICE WITHDRAWALS

Participants may make withdrawals prior to termination of employment under the following circumstances (check the appropriate box(es)):

(a) ☑	Hardship Withdrawals - Hardship withdrawals shall be allowed in accordance with Section 10.05 of the Basic Plan Document, subject to a $500 minimum amount.

(1)	Hardship withdrawals will be permitted from (check one):

(A) ☑	A Participant’s Deferral Contributions Account only.

(B) ☐	The Accounts specified in the In-Service Withdrawals Addendum. Please complete Section (c) of the In-Service Withdrawals Addendum.

(b) ☐	Age 591/2 - Participants shall be entitled to receive a distribution of all or any portion of the following Accounts upon attainment of age 59 1/2 (check one):

(1) ☐	Deferral Contributions Account.

(2) ☐	All vested Account balances.

(c)	Withdrawal of Employee Contributions and Rollover Contributions

(1)	Unless otherwise provided below, Employee Contributions may be withdrawn in accordance with Section 10.02 of the Basic Plan Document at any time.

(A) ☐	Employees may not make withdrawals of Employee Contributions more frequently than:

(2)	Rollover Contributions may be withdrawn in accordance with Section 10.03 of the Basic Plan Document at any time.

(d) ☑	Protected In-Service Withdrawal Provisions - Check if the Plan was converted by plan amendment or received transfer contributions from another defined contribution plan, and benefits under the other defined contribution plan were payable as (check the appropriate box(es)):

(1) ☐	an in-service withdrawal of vested amounts attributable to Employer Contributions maintained in a Participant’s Account (check (A) and/or (B)):

(A) ☐	for at least (24 or more) months.

(i) ☐	Special restrictions applied to such in-service withdrawals under the prior plan that the Employer wishes to continue under the Plan as restated hereunder. Please complete the In-Service Withdrawals Addendum to the Adoption Agreement identifying the restrictions.

(B) ☐	after the Participant has at least 60 months of participation.

(i) ☐	Special restrictions applied to such in-service withdrawals under the prior plan that the Employer wishes to continue under the Plan as restated hereunder. Please complete the In-Service Withdrawals Addendum to the Adoption Agreement identifying the restrictions.

(2) ☑	another in-service withdrawal option that is a “protected benefit” under Code Section 411(d)(6). Please complete the In-Service Withdrawals Addendum to the Adoption Agreement identifying the in-service withdrawal option(s).

1.20	FORM OF DISTRIBUTIONS

Subject to Section 13.01, 13.02 and Article 14 of the Basic Plan Document, distributions under the Plan shall be paid as provided below. (Check the appropriate box(es).)

(a)	Lump Sum Payments - Lump sum payments are always available under the Plan.

Plan Number 19473	19473-1250021244
Fidelity Advisor 401(k) Program
Volume Submitter Defined Contribution Plan

© 2008 FMR Corp.

All rights reserved.

(b) ☐	Installment Payments - Participants may elect distribution under a systematic withdrawal plan (installments).

(c) ☐	Partial Withdrawals - A Participant whose employment has terminated and whose Account is distributable in accordance with the provisions of Article 12 of the Basic Plan Document may elect to withdraw any portion of his vested interest in his Account in cash at any time.

(d) ☐	Annuities (Check if the Plan is retaining any annuity form(s) of payment.)

(1)	An annuity form of payment is available under the Plan for the following reason(s) (check (A) and/or (B), as applicable):

(A) ☐	As a result of the Plan’s receipt of a transfer of assets from another defined contribution plan or pursuant to the Plan terms prior to the Adoption Agreement Effective Date specified in Subsection 1.01(g)(1), benefits were previously payable in the form of an annuity that the Employer elects to continue to be offered as a form of payment under the Plan.

(B) ☐	The Plan received a transfer of assets from a plan that was subject to the minimum funding requirements of Code Section 412 and therefore an annuity form of payment is a protected benefit under the Plan in accordance with Code Section 411(d)(6).

(2)	The normal form of payment under the Plan is (check (A) or (B)):

(A) ☐	A lump sum payment.

(i)	Optional annuity forms of payment (check (I) and/or (II), as applicable). (Must check and complete (I) if a life annuity is one of the optional annuity forms of payment under the Plan.)

(I) ☐	A married Participant who elects an annuity form of payment shall receive a qualified joint and % (at least 50% but not more than 100%) survivor annuity. An unmarried Participant shall receive a single life annuity.

The qualified preretirement survivor annuity provided to the spouse of a married Participant who elects an annuity form of payment is purchased with % (at least 50%) of the Participant’s Account.

(II) ☐	Other annuity form(s) of payment. Please complete Section (a) of the Forms of Payment Addendum describing the other annuity form(s) of payment available under the Plan.

(B)	☐ A life annuity (complete (i) and (ii) and check (iii) if applicable.)

(i)	The normal form for married Participants is a qualified joint and % (at least 50% but not more than 100%) survivor annuity. The normal form for unmarried Participants is a single life annuity.

(ii)	The qualified preretirement survivor annuity provided to a Participant’s spouse is purchased with % (at least 50%) of the Participant’s Account.

(iii) ☐	Other annuity form(s) of payment. Please complete Subsection (a) of the Forms of Payment Addendum describing the other annuity form(s) of payment available under the Plan.

Plan Number 19473	19473-1250021244
Fidelity Advisor 401(k) Program
Volume Submitter Defined Contribution Plan

© 2008 FMR Corp.

All rights reserved.

(e) ☐	Eliminated Forms of Payment Not Protected Under Code Section 411(d)(6). Check if benefits were payable in a form of payment that is no longer being offered after either the Adoption Agreement Effective Date specified in Subsection 1.01(g)(1) or, if forms of payment are being eliminated by a separate amendment, the amendment effective date indicated on the Amendment Execution Page.

Note: A life annuity option will continue to be an available form of payment for any Participant who elected such life annuity payment before the effective date of its elimination.

(f)	Cash Outs and Implementation of Required Rollover Rule

(1) ☑	If the vested Account balance payable to an individual is less than or equal to the cash out limit utilized for such individual under Section 13.02 of the Basic Plan Document, such Account will be distributed in accordance with the provisions of Section 13.02 or 18.04 of the Basic Plan Document. Unless otherwise elected below, the cash out limit is $1,000.

(A) ☐	The cash out limit utilized for Participants is the maximum cash out limit permitted under Code Section 411(a)(11)(A) ($5,000 as of January 1, 2005). Any distribution greater than $1,000 that is made to a Participant without the Participant’s consent before the Participant’s Normal Retirement Age (or age 62, if later) will be rolled over to an individual retirement plan designated by the Plan Administrator.

(g) ☑	See Additional Provisions Addendum.

1.21	TIMING OF DISTRIBUTIONS

Except as provided in Subsection 1.21(a) (b) or (c) and the Postponed Distribution Addendum to the Adoption Agreement, distribution shall be made to an eligible Participant from his vested interest in his Account as soon as reasonably practicable following the Participant’s request for distribution pursuant to Article 12 of the Basic Plan Document.

(a)	Distribution shall be made to an eligible Participant from his vested interest in his Account as soon as reasonably practicable following the date the Participant’s application for distribution is received by the Administrator, but in no event later than his Required Beginning Date, as defined in Subsection 2.01(uu).

(b) ☐	Postponed Distributions - Check if the Plan was converted by plan amendment from another defined contribution plan that provided for the postponement of certain distributions from the Plan to eligible Participants and the Employer wants to continue to administer the Plan using the postponed distribution provisions. Please complete the Postponed Distribution Addendum to the Adoption Agreement indicating the types of distributions that are subject to postponement and the period of postponement.

Note: An Employer may not provide for postponement of distribution to a Participant beyond the 60th day following the close of the Plan Year in which (1) the Participant attains Normal Retirement Age under the Plan, (2) the Participant’s 10th anniversary of participation in the Plan occurs, or (3) the Participant’s employment terminates, whichever is latest.

(c) ☐	Preservation of Same Desk Rule - Check if the Employer wants to continue application of the same desk rule described in Subsection 12.01(b) of the Basic Plan Document regarding distribution of Deferral Contributions, Qualified Nonelective Employer Contributions, Qualified Matching Employer Contributions, 401(k) Safe Harbor Matching Employer Contributions, and 401(k) Safe Harbor Nonelective Employer Contributions. (If any of the above-listed contribution types were previously distributable upon severance from employment, this Option may not be selected.)

Plan Number 19473	19473-1250021244
Fidelity Advisor 401(k) Program
Volume Submitter Defined Contribution Plan

© 2008 FMR Corp.

All rights reserved.

1.22	TOP-HEAVY STATUS

(a)	The Plan shall be subject to the Top-Heavy Plan requirements of Article 15 (check one):

(1) ☐	for each Plan Year, whether or not the Plan is a “top-heavy plan” as defined in Subsection 15.01(g) of the Basic Plan Document.

(2) ☑	for each Plan Year, if any, for which the Plan is a “top-heavy plan” as defined in Subsection 15.01(g) of the Basic Plan Document.

(3) ☐	Not applicable. (Choose only if (A) Plan covers only employees subject to a collective bargaining agreement, or (B) Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, or Option 1.12(a)(3), 401(k) Safe Harbor Formula, is selected, Option 1.16(f)(1) is not selected, and the Plan does not provide for Employee Contributions or any other type of Employer Contributions.)

(b)	If the Plan is or is treated as a “top-heavy plan” for a Plan Year, each non-key Employee shall receive an Employer Contribution of at least 3.0 (3 or 5)% of Compensation for the Plan Year in accordance with Section 15.03 of the Basic Plan Document. The minimum Employer Contribution provided in this Subsection 1.22(b) shall be made under this Plan only if the Participant is not entitled to such contribution under another qualified plan of the Employer, unless the Employer elects otherwise below:

(1) ☐	The minimum Employer Contribution shall be paid under this Plan in any event.

(2) ☐	Another method of satisfying the requirements of Code Section 416. Please complete the 416 Contributions Addendum to the Adoption Agreement describing the way in which the minimum contribution requirements will be satisfied in the event the Plan is or is treated as a “top-heavy plan”.

(3) ☐	Not applicable. (Choose only if (A) Plan covers only employees subject to a collective bargaining agreement, or (B) Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, or Option 1.12(a)(3), 401(k) Safe Harbor Formula, is selected, Option 1.16(f)(1) is not selected, and the Plan does not provide for Employee Contributions or any other type of Employer Contributions.)

Note: The minimum Employer contribution may be less than the percentage indicated in Subsection 1.22(b) above to the extent provided in Section 15.03 of the Basic Plan Document.

(c)	If the Plan is or is treated as a “top-heavy plan” for a Plan Year, the following vesting schedule shall apply instead of the schedule(s) elected in Subsection 1.16(c) for such Plan Year and each Plan Year thereafter (check one):

(1) ☑	Not applicable. (Choose only if one of the following applies: (A) Plan provides for Nonelective Employer Contributions and the schedule elected in Subsection 1.16(c)(1) is at least as favorable in all cases as the schedules available below, (B) Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, or Option 1.12(a)(3), 401(k) Safe Harbor Formula, is selected, Option 1.16(f)(1) is not selected, and the Plan does not provide for Employee Contributions or any other type of Employer Contributions, or (C) the Plan covers only employees subject to a collective bargaining agreement.)

(2) ☐	100% vested after (not in excess of 3) years of Vesting Service.

Plan Number 19473	19473-1250021244
Fidelity Advisor 401(k) Program
Volume Submitter Defined Contribution Plan

© 2008 FMR Corp.

All rights reserved.

(3) ☐	Graded vesting:

Years of Vesting Service	Vesting Percentage	Must be At Least
0	0.00%	0%
1	0.00%	0%
2	0.00%	20%
3	0.00%	40%
4	0.00%	60%
5	0.00%	80%
6 or more	0.00%	100%

Note:	If the Plan provides for Nonelective Employer Contributions and the schedule elected in Subsection 1.16(c)(1) is more favorable in all cases than the schedule elected in Subsection 1.22(c) above, then the schedule in Subsection 1.16(c)(1) shall continue to apply even in Plan Years in which the Plan is a “top-heavy plan”.

1.23	CORRECTION TO MEET 415 REQUIREMENTS UNDER MULTIPLE DEFINED CONTRIBUTION PLANS

☐	Other Order for Limiting Annual Additions – If the Employer maintains other defined contribution plans, annual additions to a Participant’s Account shall be limited as provided in Section 6.12 of the Basic Plan Document to meet the requirements of Code Section 415, unless the Employer elects this Option and completes the 415 Correction Addendum describing the order in which annual additions shall be limited among the plans.

1.24	INVESTMENT DIRECTION

Investment Directions – Subject to Section 8.03 of the Basic Plan Document, Participant Accounts shall be invested (check one):

(a) ☐	in accordance with the investment directions provided to the Trustee by the Employer for allocating all Participant Accounts among the Options listed in the Service Agreement.

(b) ☐	in accordance with the investment directions provided to the Trustee by each Participant for allocating his entire Account among the Options listed in the Service Agreement, except, in the event the Employer contributes shares of Employer Stock, as defined in Section 20.12 of the Basic Plan Document, the Participant’s election shall be subject to the provisions of (b)(1) and/or (2), as elected (check one):

(1) ☐	Nonelective Employer Contributions shall remain invested in Employer Stock until the Participant who receives an allocation of such contribution elects to invest amounts attributable to such contribution in another available investment option.

(2) ☐	Matching Employer Contributions shall remain invested in Employer Stock until the Participant who receives an allocation of such contribution elects to invest amounts attributable to such contribution in another available investment option.

(c) ☑	in accordance with the investment directions provided to the Trustee by each Participant for all contribution sources in his Account, except that the following sources shall be invested in accordance with the investment directions provided by the Employer (check (1) and/or (2)):

(1) ☐	Nonelective Employer Contributions

(2) ☑	Matching Employer Contributions

Plan Number 19473	19473-1250021244
Fidelity Advisor 401(k) Program
Volume Submitter Defined Contribution Plan

© 2008 FMR Corp.

All rights reserved.

The Employer must direct the applicable sources among the investment options listed in the Service Agreement.

Note: If the Employer directs that a portion or all of the applicable sources be invested in Employer Stock, such investment must be discontinued with respect to any Participant who has completed three or more years of Vesting Service, and investment of the applicable sources must be diversified among the other investment options listed in the Service Agreement.

1.25	ADDITIONAL PROVISIONS

The Employer may elect Option (a) below and complete the Additional Provisions Addendum to describe provisions which cannot be shown by making the elections provided in this Adoption Agreement.

(a) ☑	The Employer has completed Additional Provisions Addendum to show the provisions of the Plan which supplement and/or alter provisions of this Adoption Agreement.

1.26	SUPERSEDING PROVISIONS

The Employer may elect Option (a) below and complete the Superseding Provisions Addendum to describe overriding provisions which cannot be shown by making the elections provided in this Adoption Agreement.

(a) ☐	The Employer has completed Superseding Provisions Addendum to show the provisions of the Plan which supersede provisions of this Adoption Agreement and/or the Basic Plan Document.

Note: If the Employer elects superseding provisions in Option (a) above, the Employer may not be permitted to rely on the Volume Submitter Sponsor’s advisory letter for qualification of its Plan and may be required to apply for a determination letter as described in Section 1.27 below. In addition, such superseding provisions may in certain circumstances affect the Plan’s status as a pre-approved volume submitter plan eligible for the 6-year remedial amendment cycle.

1.27	RELIANCE ON ADVISORY LETTER

An adopting Employer may rely on an advisory letter issued by the Internal Revenue Service as evidence that this Plan is qualified under Code Section 401 only to the extent provided in Section 19.02 of Revenue Procedure 2005-16. The Employer may not rely on the advisory letter in certain other circumstances or with respect to certain qualification requirements, which are specified in the advisory letter issued with respect to this Plan and in Section 19.03 of Revenue Procedure 2005-16. In order to have reliance in such circumstances or with respect to such qualification requirements, application for a determination letter must be made to Employee Plans Determinations of the Internal Revenue Service.

Failure to properly complete the Adoption Agreement and failure to operate the Plan in accordance with the terms of the Plan document may result in disqualification of the Plan.

This Adoption Agreement may be used only in conjunction with Fidelity Basic Plan Document No. 14. The Volume Submitter Sponsor shall inform the adopting Employer of any amendments made to the Plan or of the discontinuance or abandonment of the volume submitter plan document.

1.28	ELECTRONIC SIGNATURE AND RECORDS

This Adoption Agreement, and any amendment thereto, may be executed or affirmed by an electronic signature or electronic record permitted under applicable law or regulation, provided the type or method of electronic signature or electronic record is acceptable to the Trustee.

1.29	VOLUME SUBMITTER INFORMATION

Name of Volume Submitter Sponsor:	Fidelity Management & Research Company

Address of Volume Submitter Sponsor:	82 Devonshire Street

Boston, MA 02109

Plan Number 19473	19473-1250021244
Fidelity Advisor 401(k) Program
Volume Submitter Defined Contribution Plan

© 2008 FMR Corp.

All rights reserved.

EXECUTION PAGE

(Employer’s Copy)

The Fidelity Basic Plan Document No. 14 and the accompanying Adoption Agreement together comprise the Volume Submitter Defined Contribution Plan. It is the responsibility of the adopting Employer to review this volume submitter plan document with its legal counsel to ensure that the volume submitter plan is suitable for the Employer and that Adoption Agreement has been properly completed prior to signing.

IN WITNESS WHEREOF, the Employer has caused this Adoption Agreement to be executed this 9th day of September, 2009.

Employer:	Exelixis, Inc.

By:	/s/ George Scangos

Title:	President and CEO

Note: Only one authorized signature is required to execute this Adoption Agreement unless the Employer’s corporate policy mandates two authorized signatures.

Employer:	Exelixis, Inc.

By:

Title:

Accepted by: Fidelity Management Trust Company, as Trustee

By:		Date:

Title:	Authorized Signatory

Plan Number 19473	19473-1250021244
Fidelity Advisor 401(k) Program
Volume Submitter Defined Contribution Plan

© 2008 FMR Corp.

All rights reserved.

EXECUTION PAGE

(Trustee’s Copy)

The Fidelity Basic Plan Document No. 14 and the accompanying Adoption Agreement together comprise the Volume Submitter Defined Contribution Plan. It is the responsibility of the adopting Employer to review this volume submitter plan document with its legal counsel to ensure that the volume submitter plan is suitable for the Employer and that Adoption Agreement has been properly completed prior to signing.

IN WITNESS WHEREOF, the Employer has caused this Adoption Agreement to be executed this 9th day of September, 2009.

Employer:	Exelixis, Inc.

By:	/s/ George Scangos

Title:	President and CEO

Note: Only one authorized signature is required to execute this Adoption Agreement unless the Employer’s corporate policy mandates two authorized signatures.

Employer:	Exelixis, Inc.

By:

Title:

Accepted by: Fidelity Management Trust Company, as Trustee

By:		Date:

Title:	Authorized Signatory

Plan Number 19473	19473-1250021244
Fidelity Advisor 401(k) Program
Volume Submitter Defined Contribution Plan

© 2008 FMR Corp.

All rights reserved.

IN-SERVICE WITHDRAWALS ADDENDUM

for

Plan Name: Exelixis. Inc. 401(K) Plan

(a)	Restrictions on In-Service Withdrawals of Amounts Held for Specified Period - The following restrictions apply to in-service withdrawals made in accordance with Subsection 1.19(d)(1)(A) (cannot include any mandatory suspension of contributions restriction):

(b)	Restrictions on In-Service Withdrawals Because of Participation in Plan for 60 or More Months - The following restrictions apply to in-service withdrawals made in accordance with Subsection 1.19(d)(1)(B) (cannot include any mandatory suspension of contributions restriction):

(c) ☐	Sources Available for In-Service Hardship Withdrawal - In-service hardship withdrawals are permitted from the sub-accounts specified below, subject to the conditions applicable to hardship withdrawals under Section 10.05 of the Basic Plan Document:

(d) ☑	Other In-Service Withdrawal Provisions - In-service withdrawals from a Participant’s Accounts specified below shall be available to Participants who satisfy the requirements also specified below:

In-Service withdrawal at age 59.5 from the deferral source.

(1) ☑	The following restrictions apply to a Participant’s Account following an in-service withdrawal made pursuant to (d) above (cannot include any mandatory suspension of contributions restriction):

$500 minimum.

Plan Number 19473	19473-1250021244
Fidelity Advisor 401(k) Program
Volume Submitter Defined Contribution Plan

© 2008 FMR Corp.

All rights reserved.

ADDITIONAL PROVISIONS ADDENDUM

for

Plan Name: Exelixis, Inc. 401(K) Plan

(a)	Additional Provision(s) – The following provisions supplement and/or, to the degree described herein, supersede other provisions of this Adoption Agreement in the following manner:

	(1)	The following is added at the end of Subsection 1.20(g) as a new Subsection 1.20(h):

	(h)	Other Non-Annuity Form(s) of Payment. As a result of the Plan’s receipt of a transfer of assets from another plan or pursuant to the Plan terms prior to the Adoption Agreement Effective Date specified in 1.01(g)(1), benefits were previously payable in the following form(s) of payment not described (a), (b) or (c) above and the Plan will continue to offer these form(s) of payment:

Other Non-Annuity: Partial Distribution

Plan Number 19473	19473-1250021244
Fidelity Advisor 401(k) Program
Volume Submitter Defined Contribution Plan

© 2008 FMR Corp.

All rights reserved.

EFFECTIVE DATES FOR INTERIM LEGAL COMPLIANCE SNAP OFF ADDENDUM

for

Plan Name: Exelixis, Inc. 401(K) Plan

Notwithstanding any other provision of the Plan to the contrary, to comply with changes required by the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”), Treasury regulations under Code Section 401(a)(9) (“401(a)(9) Regulations”), final Treasury regulations under Code Section 401(k) (“final 401(k) Regulations”), and final Treasury regulations under Code Section 401(m) (“final 401(m) Regulations”), the following provisions shall apply effective as of the dates set forth below:

(a)	EGTRRA Compliance - Unless a later date is specified below, the following changes for compliance with EGTRRA were effective as of the first day of the first Plan Year beginning on or after January 1, 2002:

(1)	Code Section 401(a)(17) Compensation Limit – The dollar limitation on compensation used to calculate contributions, apply the limitations in effect under Code Section 415, apply the ADP and ACP tests, and apply the top-heavy rules was increased to $200,000, as adjusted.

(2) ☑	Catch-Up Contributions – Unless a later date is specified below, the Plan was amended to provide for Catch-Up Contributions.

(A) ☐	Later Effective Date. Catch-Up Contributions were permitted after the first day of the first Plan Year beginning on or after January 1, 2002:

Later effective date:                          (month/day/year)

(B) ☐	Discontinuation of Catch-Up Contributions. Catch-Up Contributions were discontinued effective as of: (month/day/year)

(3)	Rollovers of After-Tax Contributions to the Plan – Unless otherwise specified below, the Plan accepted direct rollovers of after-tax employee contributions from plans qualified under Code Section 401(a).

(A) ☑	Rollovers of After-Tax Contributions Never Permitted. The Plan has never accepted direct rollovers of after-tax employee contributions.

(B) ☐	Later Effective Date. The Plan did not accept direct rollovers of after-tax employee contributions until a date later than the first day of the first Plan Year beginning on or after January 1, 2002:

Effective Date:                                                                                   (month/day/year)

(C) ☐	Discontinuation of After-Tax Rollovers. The Plan ceased to accept direct rollovers of after-tax employee contributions effective as of: (month/day/year)

(4)	Rollovers from Other Eligible Retirement Plans – Unless otherwise specified below, in addition to accepting Rollover Contributions from plans qualified under Code Section 401(a) or 403(a), the Plan was amended to accept Rollover Contributions from annuity contracts described in Code Section 403(b) (excluding after-tax employee contributions), eligible plans under Code Section 457(b) maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, and individual retirement accounts or annuities described in Code Section 408(a) or 408(b).

(A) ☐	The Plan did not accept Rollover Contributions from annuity contracts described in Code Section 403(b) (excluding after-tax employee contributions) until a date later than the first day of the first Plan Year beginning on or after January 1, 2002:

Effective Date:                                                                                        (month/day/year) (cannot be later than the date the Plan was restated onto a Fidelity Prototype or Volume Submitter)

Plan Number 19473	19473-1250021244
Fidelity Advisor 401(k) Program
Volume Submitter Defined Contribution Plan

© 2008 FMR Corp.

All rights reserved.

(B) ☐	The Plan did not accept Rollover Contributions from a eligible plans under Code Section 457(b) maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state until a date later than the first day of the first Plan Year beginning on or after January 1, 2002:

Effective Date: (month/day/year) (cannot be later than the date the Plan was restated onto a Fidelity Prototype or Volume Submitter)

(C) ☐	The Plan did not accept Rollover Contributions from individual retirement accounts or annuities described in Code Section 408(a) or 408(b) until a date later than the first day of the first Plan Year beginning on or after January 1, 2002:

Effective Date: (month/day/year) (cannot be later than the date the Plan was restated onto a Fidelity Prototype or Volume Submitter)

(5)	Multiple Use Test – To the extent applicable, the provisions of the Plan proscribing multiple use of the alternative limitations under Code Sections 401(k)(3)(A)(ii)(II) and 401(m)(2)(A)(ii), as provided in Treasury Regulations Section 1.401(m)-2, were deleted.

(6)	415 Limitations – The Plan was amended to reflect the Code Section 415 limitations in effect under EGTRRA, as described in Section 6.12 of the Basic Plan Document.

(7) ☐	Vesting of Matching Employer Contributions – Except as otherwise specified below, the Plan was amended to change the vesting schedule applicable to Matching Employer Contributions to comply with EGTRRA for Participants who complete an Hour of Service on or after the effective date. Unless otherwise elected below, the amended vesting schedule applies to all accrued benefits derived from Matching Employer Contributions.

(A) ☐	Delayed Effective Date for Bargained Plan. The Plan was maintained pursuant to one or more collective bargaining agreements ratified by June 1, 2001 and the effective date of the revised vesting schedule was later than the first day of the first Plan Year beginning on or after January 1, 2002:

Effective Date: (month/day/year) (cannot be later than the earlier of (i) January 1, 2006 or (ii) the later of the date on which the last of the collective bargaining agreements described above terminates (without regard to any extension on or after June 1, 2001) or January 1, 2002)

(B) ☐	Grandfathered Application of Prior Vesting Schedule. The vesting schedule in effect before the amendment continues to apply to the portion of a Participant’s accrued benefit derived from Matching Employer Contributions made to the Plan for a Plan Year beginning before the effective date.

(8)	Loans by Owner-Employees and Shareholder-Employees – If the Plan provided for loans to Participants from Plan assets, the Plan was amended to eliminate the restriction on loans to owner-employees, as defined in Code Section 401(c)(3), and shareholder-employees, as defined in ERISA Section 408(d)(3).

(9)	Hardship Withdrawals – Suspension of Contributions – Except as otherwise specified below, if the Plan provided for hardship withdrawals in accordance with the safe harbor in Treasury Regulations Section 1.401(k)-1(d)(2)(iv)(B), the Plan was amended to change the suspension period applicable to elective contributions and employee contributions from 12 months to 6 months.

(A) ☐	Delayed Effective Date. The change in the suspension period was effective later than the first day of the first Plan Year beginning on or after January 1, 2002:

Effective Date: (month/day/year) (cannot be later than the date the Plan was restated onto a Fidelity Prototype or Volume Submitter)

Plan Number 19473	19473-1250021244
Fidelity Advisor 401(k) Program
Volume Submitter Defined Contribution Plan

© 2008 FMR Corp.

All rights reserved.

(10)	Hardship Withdrawals – Elimination of Reduction in 402(g) Limit – Except as otherwise specified below, if the Plan provided for hardship withdrawals in accordance with the safe harbor in Treasury Regulations Section 1.401(k)-l(d)(2)(iv)(B), the Plan was amended to eliminate the reduction in the Code Section 402(g) limit for calendar years beginning on and after January 1, 2002 with respect to Participants receiving a hardship withdrawal on or after January 1, 2001.

(A) ☐	Delayed Effective Date. The reduction in the 402(g) limit was eliminated for calendar years beginning on and after January 1, (cannot be later than the year following the date the Plan was restated onto a Fidelity Prototype or Volume Submitter) with respect to Participants receiving a hardship withdrawal on or after January 1st of the year prior to the year indicated in this Subsection (a)(l 0)(A).

(11) ☑	Distribution Upon Severance from Employment – The Plan was amended to permit distribution of Deferral Contributions, Qualified Nonelective Contributions, Qualified Matching Contributions, 401(k) Safe Harbor Matching Employer Contributions, and 401(k) Safe Harbor Nonelective Employer Contributions upon a Participant’s severance from employment rather than requiring a separation from service.

(A) ☐	Delayed Effective Date. Distribution upon severance from employment was not permitted until after the first day of the first Plan Year beginning on or after January 1, 2002:

Effective Date:                                               (month/day/year)

(B) ☐	Limitation on Rule. Distribution upon severance from employment was effective only for severances occurring after: (month/day/year)

(12)	Rollovers Out of the Plan – The Plan was amended to permit direct rollovers of “eligible rollover distributions” (as defined in Subsection 13.04(c) of the Basic Plan Document) from the Plan by the Participant, the Participant’s surviving spouse, or the Participant’s spouse or former spouse who is the alternate payee under a qualified domestic relations order to any “eligible retirement plan” (as defined in Subsection 13.04(b) of the Basic Plan Document).

(13)	Top-Heavy Modifications – The Plan was amended to comply the top-heavy provisions with EGTRRA by: (i) modifying the definition of “key employee” as provided in Subsection 15.01(d) of the Basic Plan Document, (ii) including for purposes of the top-heavy determination any distribution made to an employee on account of severance from employment, death, disability, or termination of a plan during the one-year period ending on the “determination date”, as defined in Subsection 15.01 (a) of the Basic Plan Document, and any other distribution made during the five-year period ending on the “determination date”, (iii) excluding for purposes of the top-heavy determination the accrued benefits and accounts of any individual who has not performed services for the 1-year period ending on the “determination date”, (iv) permitting matching contributions to be taken into account for purposes of satisfying the top-heavy minimum contribution requirement, and (v) providing that the top-heavy provisions are inapplicable for years in which a plan consists solely of a cash or deferred arrangement that meets the requirements of Code Section 401(k)(12) and, if applicable, matching contributions with respect to which the requirements of Code Section 401(m)(11) are met.

(14) ☐	Disregard Rollovers in Applying Cashout Rules – The Plan was amended to exclude Rollover Contributions in determining whether a Participant’s Account exceeded the cashout limit specified in the Plan.

(A) ☐	Delayed Effective Date. Rollover Contributions were not excluded for cashout purposes until after the first day of the first Plan Year beginning on or after January 1, 2002:

Effective Date:                                                                                            (month/day/year)

Plan Number 19473	19473-1250021244
Fidelity Advisor 401(k) Program
Volume Submitter Defined Contribution Plan

© 2008 FMR Corp.

All rights reserved.

(B)	Rollover Contributions Included in Applying Cashout Rules. The Plan was further amended to include Rollover Contributions in determining whether a Participant’s Account exceeded the cashout limit specified in the Plan as of the date specified below:

Effective Date:                                                       (month/day/year) (cannot be later than the date the Plan was restated onto a Fidelity Prototype or Volume Submitter)

(b)	401(a)(9) Regulations Compliance - The Plan was amended to comply with 401(a)(9) Regulations as follows:

(1) ☑	Compliance with Proposed Regulations. The Plan was amended to apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the regulations under Code Section 401(a)(9) that were proposed in January 2001 with respect to distributions made for the following calendar years:

(A)	☐ 2001 calendar year.

(B)	☑ 2002 calendar year.

(2)	Compliance with Final Regulations. Except as otherwise specified below, the Plan was amended to apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the final regulations under Code Section 401(a)(9) that were published in April 2002 with respect to distributions made for calendar years beginning on or after January 1, 2003.

(A) ☐	Earlier Effective Date. Distributions were made in accordance with the final regulations for calendar years beginning on or after January 1, 2002.

(c)	Automatic Rollover Compliance - Except as otherwise specified below, if the Plan provided for cash outs of small benefits, effective as of March 28, 2005, the Plan was amended to comply with the automatic rollover rules of EGTRRA by reducing the cashout limit applicable to Participants to $1,000:

(1) ☐	Instead of reducing the cashout limit, the Plan was amended to provide that mandatory distributions greater than $1,000 would be rolled over directly to an individual retirement plan designated by the Administrator.

(A)	☐ The Plan was subsequently amended, as of the date specified below, to reduce the cashout limit to $1,000:

        Effective Date:                                          (month/day/year)

(d)	Final 401(k) and 401(m) Regulations Compliance - Unless a different date is specified below, the following changes for compliance with the final 401(k) and final 401(m) Regulations were effective as of the first day of the first Plan Year beginning on or after January 1, 2006:

(1) ☐	Earlier Effective Date. The Plan was amended to comply with the final 401(k) and final 401(m) Regulations effective as of the first day of the following Plan Year: (cannot be later than the 2006 Plan Year)

Note: If an earlier Plan Year is selected above, it must have ended after December 29, 2004 and the Plan must have been operated in compliance with the final 401(k) and final 401(m) Regulations for the full Plan Year and all subsequent Plan Years.

(2)	Qualified Nonelective Contributions. Unless a later date is specified below, if the Plan provided for Qualified Nonelective Contributions (“QNECs”) to be allocated pursuant to a “bottoms up” or other formula that could violate the requirements of Treasury Regulations Section 1.401(k)-2(a)(6)(iv) or 1.401(m)-2(a)(6)(v) (excluding disproportionate QNECs in applying the ADP and ACP tests), the QNEC allocation formula was amended to comply with such regulations.

(A) ☐	Later Effective Date. The QNEC allocation formula was amended after the general effective date for compliance with the final 401(k) and final 401(m) Regulations described above.

Plan Number 19473	19473-1250021244
Fidelity Advisor 401(k) Program
Volume Submitter Defined Contribution Plan

© 2008 FMR Corp.

All rights reserved.

Effective Date:                                 (month/day/year) (cannot be later than the date the Plan was restated onto a Fidelity Prototype or Volume Submitter)

(3)	Gap Period Income. If not previously provided under the Plan, the Plan was amended to provide that for purposes of corrective distributions of “excess deferrals”, “excess contributions”, and “excess aggregate contributions”, income and loss on such amounts would be calculated for the gap period between the end of the “determination year” and the date of distribution.

(4)	Hardship Withdrawal Events. Unless a later date is specified below, if the Plan provided for hardship withdrawals upon the occurrence of a deemed immediate and heavy financial need, as described in Treasury Regulations, the Plan was amended to add the deemed needs described in Treasury Regulations Section 1.401(k)-1(d)(3)(iii)(B)(5) and (6) (funeral and casualty expenses).

(A) ☐	Later Effective Date. The additional deemed immediate and heavy financial needs were amended after the general effective date for compliance with the final 401(k) and final 401(m) Regulations described above.

Effective Date:                                  (month/day/year) (cannot be later than the date the Plan was restated onto a Fidelity Prototype or Volume Submitter)

(e) ☑	Roth 401(k) Contributions - Prior to the Adoption Agreement effective date specified in Subsection 1.01(g)(l), the Plan was amended to provide for Roth 401(k) Contributions.

(1)	Effective Date. Unless a later effective date is specified below, Roth 401(k) Contributions were permitted beginning January 1, 2006.

(A)	Later effective date: 10/01/2009 (month/day/year) (cannot be prior to January 1, 2006)

(2) ☐	Discontinuation of Roth 401(k) Contributions. Roth 401(k) Contributions were discontinued effective as of: (month/day/year)

(f) ☑	Rollovers of Roth 401(k) Contributions - Prior to the Adoption Agreement effective date specified in Subsection 1.01(g)(1), the Plan was amended to permit rollovers of Roth Contributions into the Plan.

(1) ☑	Direct Rollovers. Unless a later effective date is specified below, direct rollovers of Roth Contributions were permitted to be made to the Plan from an applicable retirement plan described in Code Section 402A(e)(1), subject to Code Section 402(c), beginning January 1, 2006.

(A)	Later effective date: 10/01/2009 (month/day/year) (cannot be prior to January 1, 2006)

(B) ☐	Discontinuation of Direct Rollovers. Direct rollovers of Roth Contributions were discontinued effective as of: (month/day/year)

(2) ☑	Participant Rollovers. Unless a later effective date is specified below, “participant rollovers” of the taxable portion of a distribution of Roth Contributions were permitted to be made to the Plan from an applicable retirement plan described in Code Section 402A(e)(1). “Participant rollovers” are rollovers other than direct rollovers, as described in Code Section 401(a)(31).

(A)	Later effective date: 10/01/2009 (month/day/year) (cannot be prior to January 1, 2006)

(B) ☐	Discontinuation of Participant Rollovers. Direct rollovers of Roth Contributions were discontinued effective as of: (month/day/year) (cannot be later than the date the Plan was restated onto a Fidelity Prototype or Volume Submitter)

Plan Number 19473	19473-1250021244
Fidelity Advisor 401(k) Program
Volume Submitter Defined Contribution Plan

© 2008 FMR Corp.

All rights reserved.